                            WE NEED YOUR SUPPORT






            SJS             SOUTH JERSEY SAVINGS
                       -------------------------------

                            AND LOAN ASSOCIATION
           A SUBSIDIARY OF SOUTH JERSEY FINANCIAL CORPORATION, INC.









                           VOTE YOUR BLUE PROXY TODAY!